UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 16, 2010
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-29187-87 (Commission File Number)	76-0415919 (I.R.S. Employer Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Amendment to Avista Joint Venture
     On November 16, 2010, Carrizo (Marcellus) LLC (“Carrizo Marcellus”), a wholly owned subsidiary of Carrizo Oil & Gas, Inc. (the “Company”) assigned, via distribution and subsequent contribution, its interests in the joint venture with an affiliate of Avista Capital Partners, LP (“Avista”) to Carrizo (Marcellus) WV LLC (“Carrizo WV”), also a wholly owned subsidiary of the Company. The assigned interests relate to approximately 147,000 net acres, primarily in West Virginia and New York, which are not part of Carrizo Marcellus’ joint venture with an affiliate of Reliance Industries Limited.
     In connection with the assignment, Carrizo Marcellus assigned to Carrizo WV its rights and obligations under the Participation Agreement with Avista dated November 3, 2008 and effective August 1, 2008 (and as thereafter amended) (the “Participation Agreement”), as well as the related joint operating agreement, pursuant to which operatorship of the joint venture was assumed by Carrizo WV. In addition, Carrizo WV and the other parties thereto amended and restated the Participation Agreement on November 16, 2010, effective as of October 1, 2010 (the “Amended and Restated Agreement”). The Amended and Restated Agreement amends the Participation Agreement by, among other things, (i) providing fixed percentages and thresholds for sharing net cash flow from hydrocarbon production and proceeds from the sales of underlying joint venture properties and (ii) eliminating provisions that have been performed and are inapplicable going forward.
     Steven A. Webster, Chairman of the Company’s Board of Directors, serves as Co-Managing Partner and President of Avista Capital Holdings, LP, an affiliate of Avista.
     The summary of the amendments to the Participation Agreement in this report does not purport to be complete and is qualified by reference to the Amended and Restated Agreement, which is filed as an exhibit hereto. The Amended and Restated Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Amended and Restated Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

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Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1
Amended and Restated Participation Agreement, dated as of November 16, 2010, and effective as of October 1, 2010, among Carrizo (Marcellus) WV LLC, Carrizo Oil & Gas, Inc., Avista Capital Partners II, L.P. and ACP II Marcellus LLC.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer

Date: November 18, 2010

Exhibit Index

Exhibit	Description

10.1
Amended and Restated Participation Agreement, dated as of November 16, 2010, and effective as of October 1, 2010, among Carrizo (Marcellus) WV LLC, Carrizo Oil & Gas, Inc., Avista Capital Partners II, L.P. and ACP II Marcellus LLC.